Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Orange under the U.S. Securities Act of 1933, as amended, of debt securities to be issued, from time to time, by Orange (the “Debt Securities”). Such Debt Securities will be registered on a registration statement on Form F-3 (the “Registration Statement”) and filed with the U.S. Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints each of Ramon FERNANDEZ, Jérôme BERGER and Hervé LABBE, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign and file with the SEC the Registration Statement and any and all amendments and post-effective amendments thereto and to file the same, with exhibits thereto and any and all other documents that may be required in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitutes therefore, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Orange – SA au capital de 10 595 541 532 € - 78 rue Olivier de Serres - 75505 Paris Cedex 15 - 380 129 866 RCS Paris

Date	Signature	Title

12/3/2014	/s/ Stéphane Richard	Chairman and Chief Executive Officer
Stéphane Richard

12/5/2014	/s/ Ramon Fernandez	Deputy Chief Executive Officer, Chief Financial and Strategy Officer
Ramon Fernandez

12/3/2014	/s/ Christophe Eouzan	Principal Accounting Officer
Christophe Eouzan

12/3/2014	/s/ Daniel Bertho	Director
Daniel Bertho

12/3/2014	/s/ Jean-Luc Burgain	Director
Jean-Luc Burgain
Director
Ghislaine Coinaud

12/3/2014	/s/ Bernard Dufau	Director
Bernard Dufau

12/3/2014	/s/ José-Luis Durán	Director
José-Luis Durán

12/3/2014	/s/ Charles-Henri Fillippi	Director
Charles-Henri Fillippi

12/3/2014	/s/ Jean-Yves Gilet	Director
Jean-Yves Gilet

Orange – SA au capital de 10 595 541 532 € - 78 rue Olivier de Serres - 75505 Paris Cedex 15 - 380 129 866 RCS Paris

12/3/2014	/s/ Daniel Guillot	Director
Daniel Guillot

12/3/2014	/s/ Claudie Haigneré	Director
Claudie Haigneré

12/3/2014	/s/ Helle Kristoffersen	Director
Helle Kristoffersen

12/3/2014	/s/ Antoine Saintoyant	Director
Antoine Saintoyant

12/3/2014	/s/ Mouna Sepehri	Director
Mouna Sepehri

12/3/2014	/s/ Henri Serres	Director
Henri Serres

12/3/2014	/s/ Jean-Michel Severino	Director
Jean-Michel Severino

12/3/2014	/s/ Johan Van den Cruijce	Authorized Representative in the United States
Orange Participations U.S. Inc. By: Johan Van den Cruijce Title: President, Orange Participations U.S. Inc.

Orange – SA au capital de 10 595 541 532 € - 78 rue Olivier de Serres - 75505 Paris Cedex 15 - 380 129 866 RCS Paris